CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and “Financial Statements and Experts”, and to the use of our reports dated June 9, 2006 with respect to Dreyfus Premier State Municipal Bond Fund-Massachusetts Series and May 5, 2006 with respect to Dreyfus Massachusetts Intermediate Municipal Bond Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier State Municipal Bond Fund-Massachusetts Series.

ERNST & YOUNG LLP

New York, New York
November 21, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and “Financial Statements and Experts”, and to the use of our reports dated June 9, 2006 with respect to Dreyfus Premier State Municipal Bond Fund-Connecticut Series and May 5, 2006 with respect to Dreyfus Connecticut Intermediate Municipal Bond Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier State Municipal Bond Fund-Connecticut Series.

ERNST & YOUNG LLP

New York, New York
November 21, 2006